Exhibit 1.1

$75,000,000

MIDCAP FINANCIAL INVESTMENT CORPORATION

8.00% Notes Due 2028

UNDERWRITING AGREEMENT

New York, New York

December 6, 2023

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

As representatives (“Representatives”) of each of the several underwriters named in Schedule II hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

8th Floor

New York, NY 10281

c/o Wells Fargo Securities, LLC

550 South Tryon Street

5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

The undersigned, MidCap Financial Investment Corporation, a Maryland corporation (the “Company”), Apollo Investment Management, L.P., a Delaware limited partnership (the “Adviser”) and Apollo Investment Administration, LLC, a Delaware limited liability company (the “Administrator” and, together with the Company and the Adviser, the “Apollo Entities”), address you as underwriters and as the Representatives of each of the several underwriters named in Schedule II hereto (the “Underwriters”). The Company proposes to sell to the several Underwriters the principal amount of its securities identified in Schedule II hereto (the “Firm Securities”), to be issued under an indenture (the “Base Indenture”) dated as of October 9, 2012, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture (the “First Supplemental Indenture”) dated as of October 9, 2012 between the Company and the Trustee, the second supplemental indenture (the “Second Supplemental Indenture”) dated as of June 17, 2013 between the Company and the Trustee, the third supplemental indenture (the “Third Supplemental Indenture”) dated as of November 20, 2014 between the Company and the Trustee, the fourth supplemental indenture (the “Fourth Supplemental Indenture”) dated as of March 3, 2015 between the Company and the Trustee, the fifth supplemental indenture dated as of July 16, 2021 between the Company and the Trustee (the “Fifth Supplemental Indenture”) and by the sixth supplemental indenture to be dated as of December 13, 2023 between the Company and the Trustee (the “Sixth Supplemental Indenture”) and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”). The Company also proposes to grant to the Underwriters an option to purchase up to an additional total aggregate principal amount of Notes set forth in Schedule II hereto to cover over-allotments (the

“Option Securities”; the Option Securities, together with the Firm Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form N-2 which were filed under the 1940 Act or the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1940 Act or the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 24 hereof.

The Company has entered into the Third Amended and Restated Investment Advisory Management Agreement with the Adviser dated as of August 8, 2018 (the “Investment Advisory Agreement”). The Company has entered into a Second Amended and Restated Administration Agreement with the Administrator, dated as of March 17, 2018 (the “Administration Agreement”). Collectively, the Investment Advisory Agreement and the Administration Agreement are herein referred to as the “Company Agreements.”

1.

Representations and Warranties of the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)

The Company has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form N-2ASR, including a related base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any post-effective amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. A Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Act (File No. 814-00646) (the “Notification of Election”) was filed with the Commission on February 6, 2004 under the 1940 Act. The Company will file with the Commission a final prospectus supplement related to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement), together with the Base Prospectus, shall contain all information required by the Act and the 1940 Act and the Rules and Regulations and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1).

(b)

Each Preliminary Prospectus complied when filed with the Commission in all material respects with the provisions of the Act, the 1940 Act and the Rules and Regulations, and the Preliminary Prospectus and the documents listed on Schedule III hereto, as of the Execution Time, when taken together as a whole do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from a Preliminary Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(c)

On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), and on any date on which Option Securities are purchased, if such date is not the Closing Date (the “Option Closing Date”) the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the 1940 Act and the Rules and Regulations; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Execution Date and on the Closing Date and any Option Closing Date the Indenture does and will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Final Prospectus.

(d)

The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification. Other than ChryonHego Corporation, Golden Bear 2016-R, LLC, Merx Aviation Finance, LLC, MSEA Tankers, LLC, SHD Oil & Gas, LLC, the Company has no direct subsidiaries, i.e., no entity of which the Company owns more than 50% of the voting interests.

(e)

All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are free of any preemptive or similar rights; and, except as set forth in each Preliminary Prospectus and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(f)

The Company, subject to the filing of the Final Prospectus under Rule 424(b), has taken all required action under the Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(g)

There are no agreements, contracts, indentures, leases, permits or other instruments of a character required to be described in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required; the statements in the Registration Statement, each Preliminary Prospectus, the Final Prospectus and the Annual Report under the headings “Management”, “Certain Relationships”, “Certain U.S. Federal Income Tax Consequences”, “Description of Our Debt Securities,” “Specific Terms of the Notes and the Offering” and “Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(h)

The execution and delivery of and the performance by the Company of its obligations under this Agreement, the Indenture and the Company Agreements have been duly and validly authorized by the Company and this Agreement and the Company Agreements have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought or (iii) the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (regardless of whether enforceability is considered in a proceeding in equity or law).

(i)

The Indenture has been duly authorized, validly executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, and, assuming that the Indenture is a legal, valid and binding obligation of the Trustee, the Indenture constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and such Indenture will conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(j)

The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration therefor in accordance with this Agreement, the Securities will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(k)

When the Notification of Election and any amendment or supplement thereto were each filed with the Commission, each (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and the 1940 Act Rules and Regulations, as applicable to business development companies, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has duly elected to be treated by the Commission under the 1940 Act as a “business development company” (the “BDC Election”) and the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act. The BDC Election is effective, and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the Company’s knowledge, threatened by the Commission.

(l)

The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Act and the 1940 Act. No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations. The Company and the Adviser are not aware that any executive officers of the Company plans to terminate employment with the Company.

(m)

No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Company Agreements, except such as have been made or obtained under the Act, the 1940 Act, the Exchange Act, the Advisers Act, the Trust Indenture Act, the rules and regulations of the FINRA and NASDAQ and the NYSE, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Base Prospectus, each Preliminary Prospectus and the Final Prospectus.

(n)

Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement, the Indenture or any of the Company Agreements, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Articles of Incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(o)	No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(p)

The financial statements, together with related schedules and notes, included or incorporated by reference in each Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the 1940 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement, each Preliminary Prospectus and the Final Prospectus are accurately derived from such financial statements and the books and records of the Company.

(q)

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(r)	The Company owns, leases, or has rights to use, all such properties as are necessary to the conduct of its operations as presently conducted.

(s)

The Company is not in violation or default of (i) any provision of its Articles of Incorporation or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) for such violations or defaults that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

(t)

Except as otherwise stated therein, since the date as of which information is given in the Base Prospectus, each Preliminary Prospectus and the Final Prospectus (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising in the ordinary course of business and (ii) there has been no transaction entered into by the Company which is material to the Company other than those in the ordinary course of its business.

(u)

At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Securities and as of the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined under the Act and the Act Rules and Regulations, in each case at the times specified in the Act in connection with the offering of the Securities, without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer. The Registration Statement is a “automatic shelf registration statement” as defined in Rule 405 of the Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(v)

Deloitte & Touche LLP, who has certified the financial statements of the Company and delivered its report with respect to the audited financial statements included or incorporated by reference in the Registration Statement, each Preliminary Prospectus and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act, the 1940 Act and the Rules and Regulations.

(w)

The Company has not prepared, made, used, authorized, approved or distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not prepare, make, use, authorize, approve or distribute any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Registration Statement, (iii) the Preliminary Prospectus, (iv) the Final Prospectus, (v) the documents listed on Schedule III hereto and (vi) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the prospectus supplement filed prior to the first use of such Issuer Free Writing Prospectus, at the Execution Time, did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(x)

All advertising, sales literature or other promotional material (including, but not limited to, “prospectus wrappers” and “broker kits”), whether in printed or electronic form, authorized in writing by or prepared by the Company, the Adviser or the Administrator for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the FINRA (and if required to be filed with the FINRA under the FINRA’s conduct rules were provided to counsel for the Underwriters for filing). No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(y)

The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Company deems adequate; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(z)

The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(aa)

The Company maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) is effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(bb)

The Company maintains “disclosure controls and procedures” (as such term is defined in Exchange Act Rules 13a-15(e) and 15d-15(e)); such disclosure controls and procedures are effective, and the Company is not aware of any material weakness in such controls and procedures.

(cc)

The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Company is not aware of any such action taken or to be taken by any affiliates of the Company.

(dd)

This Agreement and each of the Company Agreements complies, and upon its execution on or before the Closing Date, the Indenture will comply, in all material respects with all applicable provisions of the Act, the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations and the Company’s Board and shareholders have approved the Investment Advisory Agreement as required by Section 15(c) of the 1940 Act. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to “business development companies”. The provisions of the Articles of Incorporation and bylaws of the Company and the investment objective, policies and restrictions described in each Preliminary Prospectus and the Final Prospectus, assuming they are implemented as so described, will comply in all material respects with the applicable requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act, each as applicable to business development companies.

(ee)

Except as disclosed in each Preliminary Prospectus and the Final Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule II hereto.

(ff)	The Company intends to direct the investment of the proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(gg)

The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in each Preliminary Prospectus and the Final Prospectus to be conducted. Except as set forth in the Base Prospectus, each Preliminary Prospectus and the Final Prospectus (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(hh)

The Company has filed, or has caused to be filed, all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof, whether or not arising from transactions in the ordinary course of business, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, whether or not arising from transactions in the ordinary course of business, except (i) for any such tax, assessment, fine or penalty that is currently being contested in good faith and with respect to which the Company has established adequate reserves in conformity with generally accepted accounting principles or (ii) where the failure to file such returns or pay such tax, assessment, fine or penalty would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company or is as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto); and the Company has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(ii)

There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(jj)

Except as disclosed in the Registration Statement, the Base Prospectus, each Preliminary Prospectus and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Representatives.

(kk)

There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Sections 302 and 906 related to certifications.

(ll)

The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Company.

(mm)

The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)

There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, each Preliminary Prospectus and the Final Prospectus, which have not been described as required, it being understood and agreed that the Company and the Adviser make no representation or warranty with respect to any such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Company by the relevant Underwriter in connection with this offering.

(oo)

To the Company’s knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, each Preliminary Prospectus and the Final Prospectus.

(pp)

The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, each Preliminary Prospectus and the Final Prospectus will not be, required to register as an “investment company” as defined in the 1940 Act.

(qq)

The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(rr)

Any statistical and market-related data included in the Registration Statement, the Base Prospectus, each Preliminary Prospectus and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ss)

Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(tt)

None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or ordinarily resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, for the purpose of funding any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(uu)

To the best knowledge of the Company, in each case where such event (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance in material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered therein, to each Underwriter.

2.	Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, each Underwriter as follows:

(a)

The Adviser has been duly formed and is validly existing in good standing under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification. The Administrator has been duly formed and is validly existing in good standing under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification.

(b)

The Adviser is duly registered as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Investment Advisory Agreement, as contemplated by each Preliminary Prospectus and the Final Prospectus.

(c)

The Adviser has or had full power and authority to enter into this Agreement and the Investment Advisory Agreement, and the Administrator had full power and authority to enter into this Agreement and the Administration Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement and the Investment Advisory Agreement have been duly and validly authorized by the Adviser, and the execution and delivery of, and the performance by the Administrator of its obligations under this Agreement and the Administration Agreement have been duly and validly authorized by the Administrator; and this Agreement and the Investment Advisory Agreement have been duly executed and delivered by the Adviser and this Agreement and the Administration Agreement have been duly executed and delivered by the Administrator, and each such agreement constitutes the valid and legally binding agreement of the Adviser or Administrator, as applicable, enforceable against the Adviser or Administrator in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder, and the Administrator’s obligations hereunder and thereunder, may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(d)

Each of the Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, each Preliminary Prospectus and the Final Prospectus and under this Agreement, the Investment Advisory Agreement and the Administration Agreement, as applicable.

(e)

The description of the Adviser and its business, and the statements attributable to the Adviser, in the Registration Statement, each Preliminary Prospectus and the Final Prospectus complied and comply in all material respects with the provisions of the Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The description of the Administrator and its business, and the statements attributable to the Administrator, in the

Registration Statement, each Preliminary Prospectus and the Final Prospectus complied and comply in all material respects with the provisions of the Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving each of the Adviser or the Administrator or their property is pending or, to the best knowledge of the Adviser and the Administrator, threatened that (i) is required to be described in each Preliminary Prospectus and the Final Prospectus that is not so described as required, (ii) could reasonably be expected to have a material adverse effect on the ability of the Adviser or the Administrator, as the case may be, to fulfill its obligations hereunder or under the Investment Advisory Agreement or the Administration Agreement or (iii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Adviser or the Administrator, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto); and there are no agreements, contracts, indentures, leases, permits or other instruments relating to the Adviser or the Administrator that are required to be described in the Registration Statement, each Preliminary Prospectus or the Final Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act, the 1940 Act or the Rules and Regulations.

(g)

Except as otherwise stated therein, since the date as of which information is given in the Base Prospectus, each Preliminary Prospectus and the Final Prospectus, (i) there has been no material, adverse change in the condition (financial or otherwise), prospects, earnings, business, regulatory status or properties of the Adviser or Administrator, whether or not arising from the ordinary course of business and (ii) there has been no transaction entered into by the Adviser or Administrator, which is material to the Adviser or Administrator, as the case may be, other than in the ordinary course of its business.

(h)

Each of the Adviser and the Administrator possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Adviser or Administrator, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(i)

This Agreement, the Investment Advisory Agreement and the Administration Agreement comply in all material respects with all applicable provisions of the Act, the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(j)

No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Investment Advisory Agreement and the Administration Agreement, except such as have been made or obtained under the Act, the 1940 Act, the Exchange Act, the Advisers Act, the Trust Indenture Act and the rules and regulations of the FINRA and NASDAQ, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in each Preliminary Prospectus and the Final Prospectus.

(k)

Neither the execution, delivery or performance by the Adviser of this Agreement or the Investment Advisory Agreement, or the execution, delivery or performance by the Administrator of this Agreement or the Administration Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or Administrator, as applicable, pursuant to, (i) the organizational documents of the Adviser or Administrator, as applicable (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Adviser or Administrator, as applicable, is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Adviser or Administrator, as applicable, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Adviser or Administrator, as applicable, or any of their respective properties.

(l)

Neither the Adviser nor the Administrator has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and neither the Adviser nor the Administrator is aware of any such action taken or to be taken by any affiliates of the Adviser or Administrator.

(m)

In the event that the Company or the Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Adviser will install and maintain pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(n)

The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

(o)

The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(p)

The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by any officer of the Adviser or Administrator and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Adviser or Administrator, as applicable, as to matters covered therein, to each Underwriter.

3.

Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Firm Securities set forth opposite such Underwriter’s name in Schedule II hereto at a price equal to 96.85% of the principal amount thereof.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the principal amount of Option Securities set forth in Schedule II hereto at the same purchase price as the Underwriters shall pay for the Firm Securities. Said option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date. The principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional securities.

4.

Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the second Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Firm Securities being herein called the “Closing Date”). Delivery of the Firm Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 3(b) hereof is exercised after the second Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at the address specified by the Representatives, on the Option Closing Date, which date shall be specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.

5.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

6.	Agreements of the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, agree with the several Underwriters that:

(a)

Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)

The Company will prepare a pricing term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Schedule I hereto, and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule (such term sheet, the “Pricing Term Sheet”). Any such Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(c)

The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses and other communications listed on Schedule III hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)

If, at any time when a prospectus relating to the Securities is required to be filed or delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new Registration Statement or supplement the Final Prospectus to comply with the Act, the 1940 Act, the Trust Indenture Act, the Exchange Act and the Rules and Regulations and Exchange Act Rules and Regulations, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; (iii) use its commercially reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)

As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)

The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

(g)

The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)

The Company, the Adviser and the Administrator, will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the

Company, the Adviser and the Administrator or any affiliate of the Company, the Adviser or the Administrator, or any person in privity with the Company, Adviser or the Administrator, directly or indirectly, including the filing (or participation in the filing) of a new registration statement (other than the current shelf registration statement) with the Commission in respect of any debt securities issued or guaranteed by the Company (other than the Securities and any increase in borrowings under the Company’s existing senior secured revolving credit facility (the “Credit Agreement”)); or publicly announce an intention to effect any such transaction for a period of 30 days from the date of the Final Prospectus.

(i)

The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its commercially reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(j)

The Company, the Adviser and the Administrator will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)

The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each Preliminary Prospectus and the Final Prospectus to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any filing for review of the public offering of the Securities by the FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (v) the fees and disbursements of any transfer agent, paying agent or registrar for the Securities and (vi) the performance of the Company’s other obligations hereunder; it being understood that any Road Show-Related Expenses conducted to market the Securities shall be the sole responsibility of the Underwriters (i.e., the Company shall not be responsible for any such expenses).

(l)

The Company agrees to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in each Preliminary Prospectus and the Final Prospectus and direct the investment of the net proceeds in such a manner as to comply with the investment objectives, policies and restrictions of the Company as described in each Preliminary Prospectus and the Final Prospectus.

(m)

The Company will use its commercially reasonable efforts to maintain its status as a business development company under the 1940 Act; provided, however, the Company may change the nature of its business so as to cease to be, or withdraw its election as, a business development company with the approval of the Board of Directors and a vote of stockholders to the extent required by Section 58 of the 1940 Act or any successor provision.

(n)

The Company will use its commercially reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code with respect to any fiscal year in which the Company is a business development company.

(o)

The Company, the Adviser and the Administrator will use their reasonable best efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

7.

Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities and the Option Securities shall be subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator contained herein as of the Execution Time and the Closing Date and any Option Closing Date, as applicable, to the accuracy of the statements of the Company, the Adviser and the Administrator made in any certificates pursuant to the provisions hereof, to the performance by the Company, the Adviser or the Administrator of their obligations hereunder and to the following additional conditions:

(a)

The Final Prospectus and any supplements thereto shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or order pursuant to Section 54(c) of the 1940 Act shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or Final Prospectus or otherwise) shall have been complied with in all material respects. The Notification of Election is effective and no order suspending the effectiveness of the Notification of Election shall have been issued or proceedings therefor initiated or threatened by the Commission.

(b)

The Company shall have requested and caused special counsel for the Company to have furnished to the Representatives its opinion, dated the Closing Date and any Option Closing Date, as applicable, and addressed to the Representatives, to the effect set forth in Exhibits A-1 and A-2. In rendering such opinion, such counsel may limit its opinion to matters of law in relevant jurisdictions in which it is licensed to practice and may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Adviser and the Administrator and public officials. References to the Final Prospectus in Exhibits A-1 and A-2 shall also include any supplements thereto at the Closing Date and any Option Closing Date, as applicable. Such opinion may contain customary assumptions, exclusions and limitations.

(c)

The Company shall have requested and caused Maryland counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date and any Option Closing Date, as applicable, and addressed to the Representatives, to the effect set forth in Exhibit B. In rendering such opinion, such counsel may limit its opinion to matters of law in relevant jurisdictions in which it is licensed to practice and may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in Exhibit B shall also include any supplements thereto at the Closing Date and any Option Closing Date, as applicable. Such opinion may contain customary assumptions, exclusions and limitations.

(d)

You shall have received on the Closing Date and any Option Closing Date, as applicable, an opinion of counsel for the Adviser and the Administrator, dated the Closing Date, and addressed to the Representatives to the effect set forth in Exhibit C. In rendering such opinion, such counsel may limit its opinion to matters of law in relevant jurisdictions in which it is licensed to practice and may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in Exhibit C shall also include any supplements thereto at the Closing Date and any Option Closing Date, as applicable. Such opinion may contain customary assumptions, exclusions and limitations.

(e)

The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any Option Closing Date, as applicable, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Preliminary Prospectus and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Adviser shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)

Each of the Company, the Adviser and the Administrator shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President or Executive Vice President and the principal financial or accounting officer of each of the Company, the Adviser and the Administrator, as the case may be, dated the Closing Date and any Option Closing Date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Base Prospectus, each Preliminary Prospectus and the Final Prospectus, any amendments or supplements thereto and this Agreement and that:

(i)

The representations and warranties of the Company, the Adviser or the Administrator, as the case may be, in this Agreement are true and correct on and as of the Closing Date and any Option Closing Date, as applicable, with the same effect as if made on the Closing Date and any Option Closing Date, as applicable,, and the Company, the Adviser or the Administrator, as the case may be, have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and any Option Closing Date, as applicable;

(ii)

No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s, the Adviser’s or the Administrator’s knowledge, as the case may be, threatened; and

(iii)

Since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto) (with respect to the certificate of the Company) and since the date of the Final Prospectus (exclusive of any supplements thereto) (with respect to the certificates of the Adviser and the Administrator), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Adviser or the Administrator, as the case may be, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Base Prospectus, each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(g)

The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date and any Option Closing Date, as applicable, letters, dated respectively as of the Execution Time and as of the Closing Date and any Option Closing Date, as applicable, in form and substance satisfactory to the Representatives.

(h)

The Company shall have requested and caused PricewaterhouseCoopers to have furnished to the Representatives, at the Execution Time and at the Closing Date and any Option Closing Date, as applicable, letters, dated respectively as of the Execution Time and as of the Closing Date and any Option Closing Date, as applicable, in form and substance satisfactory to the Representatives.

(i)

The Company shall have furnished to the Representatives a certificate, dated the date hereof and the Closing Date, and any Option Closing Date, as applicable, and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in each Preliminary Prospectus and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(j)

Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Adviser, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Base Prospectus, each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Base Prospectus, each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(k)	Apollo Global Management, Inc. shall have delivered to you a certificate signed by one of its senior officers in the form attached as Exhibit D.

(l)	On or prior to the Closing Date, and any Option Closing Date, as applicable, the Company and the Trustee shall have executed and delivered the Base Indenture and the Sixth Supplemental Indenture.

(m)

Prior to the Closing Date, and any Option Closing Date, as applicable, the Company, the Adviser and the Administrator shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n)

Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities below investment grade by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o)

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and any Option Closing Date, as applicable, by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

(p)	The documents required to be delivered by this Section 7 shall be delivered at the office of counsel for the Underwriters on the Closing Date and any Option Closing Date, as applicable.

8.

Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company, the Adviser or the Administrator to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Adviser will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.	Indemnification and Contribution.

(a)

The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter, affiliates who are acting as underwriters, directors, officers, employees and agents of each Underwriter and each person who is under common control with and involved in the distribution of securities or who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof (and including any post-effective amendment and any Rule 462(b) Registration Statement), or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, including the Pricing Term Sheet, any sales material or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company, the Adviser and the Administrator will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, the Adviser and the Administrator by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company, the Adviser and the Administrator may otherwise have.

(b)

Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company, the Adviser and the Administrator, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company, the Adviser or the Administrator within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Adviser and the Administrator to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company, the Adviser or the Administrator by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company, the Adviser and the Administrator acknowledge that the statements set forth on the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters or affiliates of the Underwriters acting as underwriters specifically for inclusion in any Preliminary Prospectus or the Final Prospectus.

(c)

Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party will, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 9 is effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)

In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Adviser, the Administrator and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, the Adviser, the Administrator and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Adviser, the Administrator and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each affiliate acting as an underwriter, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, the Adviser or the Administrator within the meaning of either the Act or the Exchange Act, each officer of the Company, the Adviser and the Administrator who shall have signed the Registration Statement and each director or trustee of the Company, the Adviser and the Administrator shall have the same rights to contribution as the Company, the Adviser and the Administrator, subject in each case to the applicable terms and conditions of this paragraph (d).

10.

Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Company, the Adviser or the Administrator. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11.

Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to the Company, the Adviser or the Administrator, by notice given to the Company or the Adviser prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in the Company’s common stock shall have been suspended by the Commission or NASDAQ or trading in securities generally on NASDAQ or the NYSE shall have been suspended or limited or minimum prices shall have been established on NASDAQ or the NYSE, (b) a banking moratorium shall have been declared either by Federal or New York State authorities or (c) there has occurred any material adverse change in the financial markets in the United States, or there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Base Prospectus, each Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

12.

Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Company, the Adviser and the Administrator or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Adviser or the Administrator or any of the officers, directors, trustees, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.

Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to: Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attn: Investment Banking Division fax: (212) 507-8999; RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281 Telephone: (212) 618-7706, Email: TMGUS@rbccm.com, Attention: DCM Transaction Management/Scott Primrose, Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com, fax: (704) 410-0326 and if sent to the Company or the Administrator, will be mailed, delivered or telefaxed to the Company or the Administrator (fax no.: (212) 515-3251) and confirmed to it at MidCap Financial Investment Corporation, 9 West 57th Street, 37th Floor, New York, New York 10019 attention of the Legal Department; or, if sent to the Adviser, will be mailed, delivered or telefaxed to the Adviser (fax no.: (212) 515-3251) and confirmed to it at Apollo Investment Management, L.P., 9 West 57th Street, 37th Floor, New York, New York 10019, attention of the Legal Department.

14.

Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.

Waiver of Jury Trial. EACH OF THE COMPANY, THE ADVISER, THE ADMINISTRATOR AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.

Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, unless any such Federal court determines that it lacks jurisdiction over a Related Proceeding in which case such Related Proceeding shall be instituted in the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18.

Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

19.

Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.

Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Adviser, the Administrator and the Underwriters, or any of them, with respect to the subject matter thereof.

21.	Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.

No Fiduciary Duty. Each of the Company, the Adviser and the Administrator hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Adviser and the Administrator, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, the Adviser or the Administrator and (c) the Company’s, the Adviser’s and the Administrator’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company, the Adviser and the Administrator agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company, the Adviser or the Administrator on related or other matters). Each of the Company, the Adviser and the Administrator agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, Adviser or the Administrator in connection with such transaction or the process leading thereto.

23.	Recognition of U.S. Special Resolution Regimes.

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this provision: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.	Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“1940 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1940 Act.

“Act” shall mean the Securities Act of 1933, as amended.

“Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Advisers Act.

“Annual Report” shall mean the Company’s annual report on Form 10-KT, filed with the Commission on February 21, 2023.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Exchange Act.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“NASDAQ” shall mean The NASDAQ Global Select Market.

“NYSE” shall mean the NYSE Euronext.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus filed with the Commission pursuant to Rule 424(b), which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430C, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Road Show-Related Expenses” shall include, without limitation, any and all expenses incurred by the Underwriters, their representatives or their advisers relating to the marketing or solicitation of securities hereunder, including, without limitation, expenses incurred for airfare, hotels, cars, meals, etc. and other related expenses.

“Rule 134”, “Rule 405”, “Rule 415”, “Rule 424(b)”, “Rule 430C”, Rule 433”, and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Rules and Regulations” shall mean, collectively, the Act Rules and Regulations and the 1940 Act Rules and Regulations.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the several Underwriters.

Very truly yours,

MIDCAP FINANCIAL INVESTMENT CORPORATION

By:	/s/ Tanner Powell
Name: Tanner Powell
Title: Chief Executive Officer

APOLLO INVESTMENT MANAGEMENT, L.P.

By: ACC Management, LLC, its General Partner

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

APOLLO INVESTMENT ADMINISTRATION, LLC

By:	/s/ Gregory W. Hunt
Name: Gregory W. Hunt
Title: Vice President

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Morgan Stanley & Co. LLC

By:	/s/ Michael Borut
Name: Michael Borut Title: Executive Director

As Representative of the

several Underwriters named in

Schedule II to the foregoing

Agreement.

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

RBC Capital Markets, LLC

By:	/s/ Saurabh Monga
Name: Saurabh Monga Title: Managing Director

As Representative of the

several Underwriters named in

Schedule II to the foregoing

Agreement.

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley Title: Managing Director

As Representative of the

several Underwriters named in

Schedule II to the foregoing

Agreement.

SCHEDULE I

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated December 6, 2023

Relating to Preliminary Prospectus Supplement dated December 6, 2023 and

Prospectus dated April 12, 2023

Registration No. 333-271227

MIDCAP FINANCIAL INVESTMENT CORPORATION

$75,000,000

8.00% Notes due 2028

PRICING TERM SHEET

December 6, 2023

The following sets forth the final terms of the 8.00% Notes due 2028 (the “Notes”) and should only be read together with the preliminary prospectus supplement dated December 6, 2023, including the documents incorporated by reference therein, together with the accompanying prospectus dated April 12, 2023, relating to these securities (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	MidCap Financial Investment Corporation (the “Company”)
Expected Security Ratings:*

Initial Aggregate Principal Amount Being Offered:	$75,000,000

Over-Allotment Option:	$11,250,000 aggregate principal amount of Notes within 30 days of the date hereof solely to cover over-allotments, if any.

Initial Public Offering Price:	$25.00 per Note (Par)

Principal Payable at Maturity:	100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the office of the Paying Agent, Registrar and Transfer Agent for the Notes or at such other office in The City of New York as we may designate.

Type of Note:	Fixed rate note

Listing:	The Company intends to list the Notes on the NASDAQ Global Select Market within 30 days of the original issue date under the trading symbol “MFICL”.

Stated Maturity Date:	December 15, 2028

Interest Rate:	8.00% per year

Underwriting Discount:	$2,362,500.00

Net Proceeds to the Issuer, before Expenses:	$72,637,500.00

Day Count Basis:	360-day year of twelve 30-day months

Trade Date:	December 6, 2023

Settlement Date:**	December 13, 2023 (T+5)

Date Interest Starts Accruing:	December 13, 2023

Interest Payment Dates:	Every March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2024. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest Periods:

The initial interest period will be the period from and including

December 13, 2023, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Specified Currency:	U.S. Dollars

Denominations:	The Company will issue the Notes in denominations of $25.00 and integral multiples of $25.00 in excess thereof.

Business Day:	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York or another place of payment are authorized or obligated by law or executive order to close.

Optional Redemption:	The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after December 15, 2025, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption.

CUSIP / ISIN:	03761U 601 / US03761U6010

Use of Proceeds:

The Company expects to use the net proceeds from the sale of the Notes to repay a portion of the indebtedness owed under its Senior Secured Facility.

The Company intends to use any net proceeds from the offering that are not applied as described above for general corporate purposes.

Joint Book-Runners:	Morgan Stanley & Co. LLC RBC Capital Markets, LLC Wells Fargo Securities, LLC

Co-Manager:	Apollo Global Securities, LLC

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

The Company expects that delivery of the Notes will be made to investors on or about December 13, 2023, which will be the fifth business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or the next two succeeding business days will be required by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date hereof or the next two business day should consult their advisors.

Apollo Global Securities, LLC is an affiliate of the Company and will receive a portion of the gross spread as an initial purchaser in the sale of the Notes.

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The preliminary prospectus supplement dated December 6, 2023, together with an accompanying prospectus dated April 12, 2023, which have been filed with the Securities and Exchange Commission (the “SEC”), contain this and other information about the Company and should be read carefully before investing.

The information in the preliminary prospectus supplement and the accompanying prospectus, and in this announcement, is not complete and may be changed. The preliminary prospectus supplement, the accompanying prospectus and this announcement are not offers to sell any securities of the Company and are not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

The Company has filed a registration statement, including a prospectus and a prospectus supplement with the SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, RBC Capital Markets, LLC toll free at 1-866-375-6829 and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

SCHEDULE II

Underwriters	Principal Amount of Firm Securities to be Purchased
Morgan Stanley & Co. LLC	$22,500,000
RBC Capital Markets, LLC	$22,500,000
Wells Fargo Securities, LLC	$22,500,000
Apollo Global Securities, LLC	$7,500,000
Total	$75,000,000

Principal Amount of Option Securities to be sold by the Company: $11,250,000

SCHEDULE III

1.	Launch Bloomberg Announcement, dated December 6, 2023.

2.	Preliminary Pricing Term Sheet, dated December 6, 2023.

3.	Pricing Press Release filed with the Commission on December 6, 2023 pursuant to Rule 497(a) (as a Rule 482ad).

4.	Pricing Term Sheet, substantially in the form of Schedule I hereto, filed with the Commission on December 6, 2023 pursuant to Rule 433(d) under the Act.